Exhibit D-5

                                                ELIMINATION ENTRIES
                                                   In Thousands

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AMC:

Common Stock                                            694,429
Paid in Capital                                         716,879
Retained Earnings                                     1,616,238
         Investment in Subsidiaries                                    3,018,711
         Other Assets                                                      5,301
         Minority Interest in Subsidiary                                   3,534
(To eliminate investments in subsidiaries and record minority interest)


Accounts Payable                                          1,470
         Accounts Receivable                                               1,470
(To eliminate intercompany receivables
 and payables)


Miscellaneous Net                                        12,430
         Retained Earnings                                                12,430
(To eliminate current year earnings of
 Electric Energy, Inc.)


Revenues                                                  55,877
         Fuel and Purchased Power                                         55,858
         Other Operating Expenses                                             19
(To eliminate intercompany interchange
 activity)


CIC:


Common Stock                                              52,396
Paid in Capital                                               75
Retained Earnings                                         29,120
         Investment in Subsidiaries                                       81,591
 (To eliminate investments in subsidiaries)


Accounts Payable                                          59,596
         Accounts Receivable                                              59,596
(To eliminate intercompany receivables and payables)

CLC:

Common Stock                                                   4
Retained Earnings                                          3,295
         Investment in Subsidiaries                                        3,299
(To eliminate investments in subsidiaries)


Accounts Payable                                               3
         Accounts Receivable                                                   3
(To eliminate intercompany receivables
 and payables)


CEC:


Common Stock                                                  11
Paid in Capital                                               75
Retained Earnings                                          6,191
         Investment in Subsidiaries                                        6,277
 (To eliminate investments in subsidiaries)


Accounts Payable                                             86
         Accounts Receivable                                                  86
(To eliminate intercompany receivables and payables)
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